UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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Filed by a Party other than the Registrant   ☒

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☐           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐           Definitive Proxy Statement

☐          Definitive Additional Materials

☒           Soliciting Material Under Rule 14a-12

OM GROUP, INC.
(Name of Registrant as Specified in Its Charter)

FRONTFOUR CAPITAL GROUP LLC FRONTFOUR MASTER FUND, LTD. FRONTFOUR OPPORTUNITY FUND LTD. FRONTFOUR CAPITAL CORP. STEPHEN E. LOUKAS DAVID A. LORBER ZACHARY R. GEORGE THOMAS R. MIKLICH ALLEN A. SPIZZO
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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FrontFour Capital Group LLC, together with the other participants named herein (collectively, “FrontFour”), is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the election of its slate of director nominees at the 2015 annual meeting of stockholders (the “Annual Meeting”) of OM Group, Inc. (the “Company”).  FrontFour has not yet filed a preliminary proxy statement with the SEC with regard to the Annual Meeting.

On March 4, 2015, FrontFour issued a detailed presentation regarding the Company (the “Presentation”). The Presentation is attached hereto as Exhibit 1.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

FrontFour Capital Group LLC (“FrontFour Capital”), together with the other Participants (as defined below), intends to make a preliminary filing with the Securities and Exchange Commission (“SEC”) of a proxy statement and accompanying proxy card to be used to solicit votes for the election of director nominees at the 2015 annual meeting of stockholders of OM Group, Inc., a Delaware corporation (the “Company”).

FRONTFOUR CAPITAL STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, THE PARTICIPANTS IN THE PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.

The Participants in the proxy solicitation are anticipated to be FrontFour Capital, FrontFour Master Fund, Ltd. (“FrontFour Master”), FrontFour Opportunity Fund Ltd. (the “Canadian Fund”), FrontFour Capital Corp., Stephen E. Loukas, David A. Lorber, Zachary R. George, Thomas R. Miklich and Allen A. Spizzo (collectively, the “Participants”).

As of the date hereof, the Participants may be deemed to collectively beneficially own an aggregate of 1,785,606 shares of Common Stock of the Company, consisting of 1,066,546 shares beneficially owned directly by FrontFour Master, including 94,100 shares of Common Stock underlying certain call options exercisable within 60 days of the date hereof, 93,882 shares beneficially owned directly by the Canadian Fund, including 8,300 shares of Common Stock underlying certain call options exercisable within 60 days of the date hereof, and 625,178 shares beneficially owned directly by accounts managed by FrontFour Capital, including 52,600 shares of Common Stock underlying certain call options exercisable within 60 days of the date hereof.

As members of a “group” for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, each of the Participants may be deemed to beneficially own the shares of Common Stock of the Company beneficially owned in the aggregate by the other Participants.  Each of the Participants disclaims beneficial ownership of such shares of Common Stock except to the extent of his or its pecuniary interest therein.

About FrontFour Capital:

FrontFour Capital is an investment adviser with offices in Greenwich, CT and Toronto, ON.  FrontFour focuses on value-oriented investments in North American companies.

CONTACT

Investor Contact:

David A. Lorber
FrontFour Capital Group LLC
35 Mason Street, 4th Floor
Greenwich, CT 06830
203-274-9050